Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

USA Technologies, Inc.
Malvern, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 4, 2003, relating to the financial statements of Bayview Technology Group, LLC. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                  /s/ Anton Collins Mitchell LLP



Denver, Colorado
August 10, 2004

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